UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 23, 2022
Date of Report (date of earliest event reported)

COPART INC
(Exact name of registrant as specified in its charter)

Delaware		000-23255		94-2867490
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

14185 Dallas Parkway	Suite 300	Dallas	Texas	75254
				(Zip Code)
(972) 391-5000
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CPRT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

INFORMATION INCLUDED IN THIS REPORT
Section 5 — Corporate Governance & Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 23, 2022, the Board of Directors (the "Board") of Copart, Inc. (the "Company") appointed Gavin Renfrew, the Company's Vice President of Global Accounting, as Principal Financial Officer and Principal Accounting Officer on an interim basis during the pendency of the Company's search for a new Chief Financial Officer. Mr. Renfrew will serve in these roles until his respective successor is elected and qualified or his earlier resignation or removal.

Mr. Renfrew, 47, has served as the Company's Vice President of Global Accounting since January 2021. Previously, Mr. Renfrew served as the Company's Director of Finance for Europe and the Middle East from May 2018 to December 2020. Before joining Copart, Mr. Renfrew worked in a variety of roles for Pitney Bowes Inc. from 2008 to 2018, including service as Finance Director for European and Asia Pacific Global Services, Acting Chief Financial Officer for Asia Pacific, Middle East and Africa (APMEA) based in Singapore, and Director of Finance for acquisitions and business development. Earlier in his career, Mr. Renfrew worked for KPMG from 1997 to 2007 in both the Audit and Transaction Advisory practice groups, located in the United Kingdom and Australia. Mr. Renfrew is a Chartered Accountant and is a Fellow of the Institute of Chartered Accountants England and Wales (ICAEW).

Mr. Renfrew is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 27, 2022

COPART, INC.

By:	/s/ Gregory R. DePasquale
Gregory R. DePasquale
Senior Vice President, General Counsel, and Secretary